                                                                   EXHIBIT 10.03

                             PERFORMANCE UNDERTAKING

         This Performance Undertaking (this "Undertaking"), dated as of June 24, 2002, is executed by Ceridian Corporation, formerly known as New Ceridian Corporation, a Delaware corporation ("Performance Guarantor") in favor of Comdata Funding Corporation, a Delaware corporation (together with its successors and assigns, "Recipient").


                                    RECITALS

         1. Comdata Network, Inc., a Maryland corporation ("Originator"), and Recipient have entered into a Receivables Sale Agreement, dated as of June 24, 2002 (as amended, restated or otherwise modified from time to time, the "Sale Agreement"), pursuant to which Originator, subject to the terms and conditions contained therein, is selling its right, title and interest in certain of its accounts receivable to Recipient.

         2. Originator is a Subsidiary of Performance Guarantor and Performance Guarantor is expected to receive substantial direct and indirect benefits from the sale of accounts receivable by Recipient to Originator pursuant to the Sale Agreement (which benefits are hereby acknowledged).

         3. As an inducement for Recipient to purchase Originator's accounts receivable pursuant to the Sale Agreement, Performance Guarantor has agreed to guaranty the due and punctual performance by Originator of its obligations under the Sale Agreement and its Servicing Related Obligations (as hereinafter defined).

         4. Performance Guarantor wishes to guaranty the due and punctual performance by Originator of its obligations to Recipient under or in respect of the Sale Agreement and its Servicing Related Obligations (as hereinafter defined), as provided herein.


                                    AGREEMENT

         NOW, THEREFORE, Performance Guarantor hereby agrees as follows:

                  Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Purchase Agreement (as hereinafter defined). The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. In addition:

         "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP,
(b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with

GAAP if such lease were accounted for as a Capital Lease, and (c) in respect of any Permitted Securitization, the present value of the remaining stream of scheduled or expected payments due or to become due with respect to any and all Permitted Receivables at such time subject to such Permitted Securitization, discounted at a rate equal to the then applicable interest rate of the indebtedness associated with the Permitted Securitization.

         "Capital Lease" means, as applied to any Person, any lease of property by such Person as lessee that is classified as a capital lease under GAAP.

         "Ceridian Credit Agreement" means the Credit Agreement, dated as of January 31, 2001, among Performance Guarantor, as Borrower, Bank of America, N.A., as the Administrative Agent and L/C Issuer thereunder, the other lenders party thereto, and Bank of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, as amended by the First Amendment thereto, dated as of April 19, 2002.

         "Consolidated EBIT" means, for any period, for Performance Guarantor and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, plus (b) Consolidated Interest Expense, plus (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, less (d) interest income; provided, however , "Consolidated Net Income" shall be computed for these purposes without giving effect to extraordinary losses or gains, or losses or gains from discontinued operations.

         "Consolidated Indebtedness" means, at any time, the sum of (a) all amounts which would, in accordance with GAAP, be included as indebtedness on a consolidated balance sheet of Performance Guarantor and its Subsidiaries as of such time, (b) Attributable Indebtedness incurred by Performance Guarantor or any of its Subsidiaries in connection with any Permitted Securitization, (c) Attributable Indebtedness incurred by Performance Guarantor or any of its Subsidiaries in connection with any Synthetic Lease Obligation, and (d) Attributable Indebtedness incurred by Performance Guarantor or any of its Subsidiaries in connection with any Capital Lease.

         "Consolidated Interest Expense" means, for any period, for Performance Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of Performance Guarantor and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Performance Guarantor and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

         "Consolidated Net Income" means, for any period, for Performance Guarantor and its Subsidiaries on a consolidated basis, the net income of Performance Guarantor and its Subsidiaries from continuing operations, as determined in accordance with GAAP.

         "Consolidated Net Worth" means, at any time, with respect to Performance Guarantor and its Subsidiaries on a consolidated basis, shareholders' equity on the date of determination as determined in accordance with GAAP (except that the effects of direct charges or credits to shareholders' equity related to accounting for pensions ("FAS 87") and foreign currency translation ("FAS 52") are to be disregarded).

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable, but excluding the interest of a lessor under an Operating Lease.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Performance Guarantor; (b) a material impairment of the ability of Performance Guarantor to perform its obligations under this Undertaking; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Performance Guarantor of this Undertaking.

         "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a lien securing obligations owing to a Governmental Authority.

         "Obligations" means, collectively, (i) all covenants, agreements, terms, conditions and indemnities to be performed and observed by Originator under and pursuant to the Sale Agreement and each other document executed and delivered by Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (ii) all obligations of Originator (1) as Servicer under the Receivables Purchase Agreement, dated as of June 24, 2002 by and among Recipient, Originator, as Servicer, Jupiter Securitization Corporation, the Financial Institutions and Bank One, NA (Main Office Chicago), as Agent (as amended, restated or otherwise modified, the "Purchase Agreement" and, together with the Sale Agreement, the "Agreements") or
(2) which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Purchase Agreement as a result of its termination as Servicer (all such obligations collectively, the "Servicing Related Obligations").

         "Operating Lease" means, as applied to any Person, any lease of property which is not a Capital Lease.

         "Ordinary Course of Business" means, in respect of any transaction involving Originator, the ordinary course of Originator's business, as conducted by Originator (or its predecessor) in accordance with past practice and undertaken by Originator in good faith and not for purposes of evading any covenant or restriction in any Agreement or other Transaction Document to which Originator is a party.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

         "Permitted Receivables" means accounts receivable originated by Originator in the Ordinary Course of Business, together with any guarantees, insurance, letters of credit, collateral and other ancillary property rights of Originator arising in connection with the transactions giving rise to such accounts receivable.

         "Permitted Securitization" means (a) a transfer accompanied by the delivery of a customary true-sale opinion given by independent counsel to a Securitization Subsidiary or other Person of Permitted Receivables by Originator for fair value consideration consisting of cash, cash plus a subordinated interest in, or subordinated indebtedness issued by, the Securitization Subsidiary or in the transferred Permitted Receivables, and that does not entail, directly or indirectly, recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates, other than a Securitization Subsidiary) by way of a guarantee or other direct or indirect support arrangement, with respect to the amount of such receivables based on the financial condition or circumstances of the obligor thereunder, other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt, loss experience and obligor concentration levels; and (b) if applicable, the issuance by the Securitization Subsidiary of Indebtedness (as such term is defined in the Ceridian Credit Agreement) secured by a Lien on any or all of the assets of such Securitization Subsidiary; provided, however, that the Attributable Indebted-ness arising in connection with all Permitted Securitizations in the aggregate shall not at any time exceed $150,000,000.

         "Person" means (i) any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, or (ii) any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Securitization Subsidiary" means a Subsidiary created solely for purposes of effectuating a securitization of Permitted Receivables, the activities and assets of which are limited solely to such purpose and assets, and the Organization Documents of which contain customary bankruptcy - remote provisions.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                  Section 2. Guaranty of Performance of Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by Originator of the Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of Originator under the Agreements and each other document executed and delivered by Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by Originator to Recipient, the Agent or the Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agent or any Purchaser in favor of Originator or any other Person or other means of obtaining payment. Should Originator default in the payment or performance of any of the Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of the Obligations and cause any payment Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. The guarantee set forth herein is a guarantee of payment and performance and not just of collection. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Obligations to the extent the failure to perform such Obligations by Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve Originator from performing in full its Obligations under the Purchase Agreement or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

                  Section 3. Performance Guarantor's Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all invoiced and reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Recipient in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

                  Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by Originator or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from Originator, on a continuing basis, information concerning the financial condition of Originator, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; (i) the existence of any Adverse Claim with respect to any Receivable; (j) any release or failure to perfect any Adverse Claim with respect to, or impair, surrender, release or permit any substitution in exchange for, all or any part of any collateral securing any of the Obligations; (k) any failure on the part of Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder by Originator; or (l) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of Performance Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor, it being the purpose and intent of Performance Guarantor that the liabilities and obligations of Performance Guarantor under this Undertaking shall be absolute and unconditional under any and all circumstances, and shall not be discharged except as provided in Section 8, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (l) of this Section 4.

                  Section 5. Unenforceability of Obligations Against Originator. Notwithstanding (a) any change of ownership of Originator or the insolvency, bankruptcy or any other change in the legal status of Originator; (b) any law, regulation, governmental act or decree not or hereafter in effect which does or might impair, delay or in any manner affect the validity, enforceability or the payment when due of the Obligations or any of the terms or provisions of the Sale Agreement, the Purchase Agreement or any other Transaction Document or any of the rights of Recipient as against Originator or as against any Obligor or which might cause or which might cause or permit to be invoked any alteration in time, amount, manner of payment or performance of any Obligations; (c) the failure of Originator or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor and shall constitute the primary obligation of Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of Originator or for any other reason with respect to Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Performance Guarantor.

                  Section 6. Representations and Warranties. Performance Guarantor represents and warrants to Recipient as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:

                           (a) Corporate Existence and Power. Performance
Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and to execute, deliver, and perform its obligations under this Undertaking; (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified, licensed or in good standing would not adversely affect the business or operations of Performance Guarantor in any significant manner; and (iv) is in compliance with all material Laws applicable to it.

                           (b) Corporate Authorization; No Contravention. The
execution, delivery and performance by Performance Guarantor of this Undertaking, and the consummation of the transactions herein contemplated, have been duly authorized by all necessary corporate action by or on behalf of Performance Guarantor, and do not and will not (i) contravene the terms of Performance Guarantor's certificate or articles of incorporation and the bylaws;
(ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which Performance Guarantor is a party or any of its property is bound or any order, injunction, writ or decree of any Governmental Authority to which Performance Guarantor or its property is subject; or (iii) violate any Law applicable to Performance Guarantor.

                           (c) Binding Effect. This Undertaking has been duly
executed and delivered and constitutes the legal, valid and binding obligation of Performance Guarantor, enforce-able against Performance Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                           (d) Governmental Authorization. No approval, consent,
exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Performance Guarantor of this Undertaking.

                           (e) Financial Condition. The consolidated financial
statements of Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 2001 heretofore delivered to Recipient (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein and (ii) are complete, accurate and fairly present the financial condition of Performance Guarantor and its consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby. Since the later of (i) December 31, 2001 and (ii) the last time this representation was made or deemed made, there has been no Material Adverse Effect.

                           (f) Taxes. Performance Guarantor has filed all
Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against Performance Guarantor which would, if the assessment were made, have a Material Adverse Effect. The charges, accruals and reserves on the books of Performance Guarantor in respect of any taxes or other governmental charges are adequate.

                           (g) Litigation and Contingent Obligations. Except as
disclosed in the filings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Performance Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Performance Guarantor or any of its properties which (i) purport to affect or pertain to this Undertaking or any of the transactions contemplated hereby, or (ii) would reasonably be expected to have a Material Adverse Effect (and assuming for this purpose a reasonable likelihood of an adverse decision). No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Undertaking or directing that the transactions provided for herein not be consummated as herein provided. Performance Guarantor is not in default with respect to any order of any court, arbitrator or governmental body and does not have any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6(e).

                  Section 7. Covenants. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Undertaking terminates in accordance with its terms, Performance Guarantor hereby covenants as set forth below:

                           (a) Performance Guarantor shall not permit its ratio
of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, each calculated for the immediately preceding four fiscal quarters of Performance Guarantor, to be less than 2.75 to 1.00, provided that at any time Performance Guarantor is required to report as assets on its balance sheet third party payroll deposit assets held by Performance Guarantor as trustee in the Ordinary Course of Business of its payroll deposit business, then such assets and the corresponding liabilities (to the extent not in excess of such assets) shall not be deemed assets or liabilities, respectively, for purposes of the covenant contained in this Section 7(a).

                           (b) Performance Guarantor shall not permit, as of the
end of any fiscal quarter, its ratio of (i) Consolidated Indebtedness to (ii) the sum of Consolidated Indebtedness plus Consolidated Net Worth, to be greater than 50%, provided that at any time Performance Guarantor is required to report as assets on its balance sheet third party payroll deposit assets held by Performance Guarantor as trustee in the Ordinary Course of Business of its payroll deposit business, then such assets and the corresponding liabilities (to the extent not in excess of such assets) shall not be deemed assets or liabilities, respectively, for purposes of the covenant contained in this
Section 7(b).

                           (c) Performance Guarantor shall maintain, for itself
and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Recipient (or its assigns)
(i) within 90 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Performance Guarantor for such fiscal year certified in a manner reasonably acceptable to Recipient (or its assigns) by independent public accountants reasonably acceptable to Recipient (or its assigns); and (ii) within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of Performance Guarantor as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Performance Guarantor for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, corporate controller or treasurer.

                           (d) Performance Guarantor will notify Recipient (or
its assigns) in writing of promptly upon learning of the occurrence of a default or an event of default under any financing arrangement pursuant to which Performance Guarantor is a debtor or an obligor thereof, describing the same and, if applicable, the steps being taken with respect thereto.

                  Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agent or any Purchaser against Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agent and the Purchasers against Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against Originator that arise from the existence or performance of Performance Guarantor's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against Originator in respect of any liability of Performance Guarantor to Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Beneficiaries, the Agent or the Purchasers. The payment of any amounts due with respect to any indebtedness of Originator now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Originator to Performance Guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.

                  Section 9. Termination of this Undertaking. Performance Guarantor's obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Purchase Agreement is terminated, provided, that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.

                  Section 10. Effect of Bankruptcy. This Undertaking shall survive the insolvency of Originator and the commencement of any case or proceeding by or against Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Originator is subject shall postpone the obligations of Performance Guarantor under this Undertaking.

                  Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured, provided, that any funds on deposit in the Ceridian Payroll Trust held by Performance Guarantor for its customers shall not be subject to the setoff rights set forth in this Section 11.

                  Section 12. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

                  Section 13. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

                  Section 14. Successors and Assigns. This Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein. Recipient shall provide notice to Performance Guarantor of any such assignment, transfer or sale, however, the failure to provide such notice shall not affect any of Recipient's, such assignee's, such transferee's or such buyer's rights hereunder or under any Agreement.

                  Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agent and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this
Section 16.

                  SECTION 17. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                  SECTION 18. CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

                  Section 19. Confidentiality. Performance Guarantor shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Undertaking, the other Transaction Documents and the other confidential or proprietary information with respect to the transactions contemplated by the Transaction Documents and with respect to the Agent and Company and their respective businesses obtained by it in connection with the structuring, negotiating and execution of the transactions contemplated herein and therein, except that Performance Guarantor and its officers and employees may disclose such information to Performance Guarantor's external accountants and attorneys and as required by any applicable law, regulation (including, without limitation, the federal securities laws and regulations) or order of any judicial or administrative proceeding.

                  Section 20. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Company, it will not institute against, or join any other Person in instituting against, Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 21. Adjustments to GAAP. If at any time any change in GAAP would affect the computation of the financial ratios set forth in Sections 7(a) or 7(b) hereof, and Performance Guarantor shall so request, the Recipient, its assigns and Performance Guarantor shall negotiate in good faith to amend such ratio to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(b) Performance Guarantor shall provide to Recipient and its assigns financial statements and other documents required under this Undertaking or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  Section 22. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor's liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to "Section" shall mean a reference to sections of this Undertaking.

                                     * * * *

         IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

                                      CERIDIAN CORPORATION


                                      By:  /s/ John H. Grierson
                                           ------------------------------------
                                      Name:    John H. Grierson
                                      Title:   Vice President and Treasurer

                                      Address: 3311 E. Old Shakopee Road
                                               Minneapolis, MN 55425
                                               Attn:  Treasurer

Acknowledged and agreed to
this ___ day of June, 2002:


COMDATA FUNDING CORPORATION


By:  /s/ David B. Kuhnau
     --------------------------------------------------
Name:    David B. Kuhnau
Title:   Vice President and Assistant Treasurer

Address:      5301 Maryland Way
              Brentwood, TN 37027
              Attn:  Treasurer



                                       16